For the period ending 11/30/99
File Number 811-214


This report is signed on behalf of the registrant.

City of: Montpelier     State of: Vermont    Date: 01/24/2000


Name of Registrant: SENTINEL GROUP FUNDS, INC.
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By:  /s/Thomas P. Malone              Witness:  /s/Scott G. Wheeler
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     Thomas P. Malone                           Scott G. Wheeler
     Vice President and Treasurer               Assistant Vice President
                                                and Assistant Treasurer